Exhibit 99.2
OCTOBER 28, 2026

GLAUKOS CORPORATION (NYSE: GKOS)

THIRD QUARTER 2026 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	October 28, 2026

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-833-461-5787 (U.S.), 1-585-542-9983 (International)

Confirmation ID:	517 868 366

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

OCTOBER 28, 2026

THIRD QUARTER 2026 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	3Q 2026 $211.0 million (+58% reported and constant currency versus 3Q 2025)
Gross Margin (Non-GAAP)	3Q 2026 ~88% (versus ~84% in 3Q 2025)
Operating Income (Non-GAAP)	3Q 2026 $27.3 million (versus $9.3 million operating loss in 3Q 2025)
Net Income & EPS (Non-GAAP)	3Q 2026 Net Income $28.5 million (versus $9.2 million net loss in 3Q 2025)	3Q 2026 EPS $0.47 (versus $0.16 EPS net loss in 3Q 2025)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$339.8 million as of September 30, 2026 (+$50.5 million versus $289.3 million as of June 30, 2026)
FY 2026 Sales Guidance	FY 2026 global consolidated revenues of $775 - $785 million expected
FY 2027 Preliminary Sales Guidance	FY 2027 global consolidated revenues of $1 billion expected

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

OCTOBER 28, 2026

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record third quarter net revenues of $211.0 million that were up 58% on a reported and constant currency basis, versus 3Q 2025. Our third quarter record results reflect a sustained growth acceleration in our business with the strong performance driven by growing iDose® TR adoption and utilization, along with our broader Interventional Glaucoma, or IG, initiatives globally, as well as growing contributions of Epioxa®.

3Q Reported Net Sales (in millions)
$133.5
$211.0
3Q 2025
3Q 2026

Franchise Revenue Performance

3Q 2026 Revenue Mix
Corneal Health
$59.0M
28%
U.S.
Glaucoma
$118.6M
56%
International
Glaucoma
$33.4M
16%

OCTOBER 28, 2026

U.S. Glaucoma

Our record third quarter U.S. Glaucoma net revenues were approximately $118.6 million, representing year-over-year growth of 47% versus 3Q 2025 driven by growing contributions from iDose TR, which generated sales of approximately $76 million in the third quarter.

During the third quarter, we successfully advanced execution of our commercialization of iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to continuously deliver glaucoma drug therapy for up to three years. Most importantly, iDose TR continues to deliver strong clinical outcomes that meaningfully improve patients’ lives, resulting in strong physician interest and adoption while helping to accelerate a broader treatment paradigm shift toward earlier, interventional glaucoma care.

International Glaucoma

Our third quarter International Glaucoma net revenues were approximately $33.4 million, representing year-over-year growth of 13% on a reported basis, or 15% on a constant currency basis, versus 3Q 2025. The strong growth internationally during the third quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come.

Corneal Health

Our record third quarter Corneal Health net revenues were approximately $59.0 million, representing year-over-year growth of 154% versus 3Q 2025, including Epioxa net sales of approximately $53 million.

During the third quarter, we advanced our initial commercial launch plans for Epioxa, our novel, groundbreaking advancement in corneal cross-linking for the treatment of keratoconus, a rare, sight-threatening disease that is currently far too often undiagnosed and untreated. We believe Epioxa represents a transformative innovation in keratoconus care, offering an incision-free alternative to traditional corneal cross-linking procedures as it does not require the removal of the corneal epithelium, the outermost layer of the front of the eye. This novel, oxygen-enriched topical therapeutic, bioactivated by UV light, is designed to reduce the pain associated with removal of the epithelium, streamline the procedure, and minimize recovery, all while delivering clinically meaningful outcomes and exceptional value to patients, providers, and the healthcare system.

As the first and only FDA-approved epithelium-on corneal cross-linking therapy for keratoconus, Epioxa has been met with strong interest from surgeons and the broader ophthalmic community, reinforcing our confidence in its potential to redefine the treatment paradigm for this rare, sight-threatening disease.

We will continue to focus on expanding access for keratoconus patients suffering from this rarely diagnosed disease.

OCTOBER 28, 2026

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓
Advanced commercial launch activities in the U.S. for iDose TR
o
Growing number of trained surgeons and accounts
o
Increasing utilization by the installed active surgeon base
o
Broadening and streamlining market access among MACs, commercial, and Medicare Advantage payers
o
Expanded set of peer-reviewed literature, now consisting of 27 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
o
Accelerating marketing investments to support increased patient awareness and education
✓
Advanced initial commercial launch plans for Epioxa
o
Epioxa commercial availability announced March 19, 2026
o
Successfully established, and continue to selectively expand, a broad-reaching site-of-care network, with acquired O2N systems already actively deployed at locations covering roughly 90% of the U.S. population, and a broader pipeline of systems moving through approval processes that would expand our treatment reach to more than 95%
o
Market access:
▪
Advancing efforts with payors to secure access pathways and policy coverage for Epioxa, with access pathways now established for approximately 90% of commercial lives in the U.S., including with the 5 largest payors, and more than 80% of Medicaid lives, reflecting encouraging receptivity of Epioxa’s clinical value
▪
We remain committed to securing access pathways with the remaining smaller and regional plans as we increasingly focus on pathway optimization and improving the time-to-treatment for patients
▪
Following the July 1, 2026 effective date of Epioxa’s product-specific J-code, J2789, we made encouraging progress during the third quarter in optimizing the operational processes supporting reporting and reimbursement. We remain focused on working

OCTOBER 28, 2026

with providers and our specialty pharmacy partner to further refine these workflows and facilitate a more efficient and predictable reimbursement process for Epioxa.

o Deployed various new patient services and support programs

o
Launched Could it be KC? disease awareness and educational campaign in partnership with NBA champion Stephen Curry to raise awareness, educate patients and families, and promote earlier detection and diagnosis

o Advancing targeted marketing and DTC campaigns designed to significantly enhance awareness, education, and detection, supported by greater optometric engagement and strengthened advocacy partnerships
o Expanded new financial co-pay assistance program and operationalized Specialty Pharmacy partner network in support of Epioxa patients

✓
CMS’s Proposed Rules for Calendar Year 2027
o
Hospital Outpatient Prospective Payment System (OPPS) and Ambulatory Surgical Center (ASC) Facility Fee Schedules: Proposed to maintain the 2026 APC assignments and largely maintain facility fee rates associated with our procedures across both the hospital outpatient and ASC settings.
o
Physician Fee Schedule (PFS) updates: Proposed modest reductions in physician fee reimbursement for several Category 1 CPT codes across ophthalmology, including for cataract and surgical MIGS procedures specifically.

OCTOBER 28, 2026

2026 Revenue Guidance Raised to Reflect Strong Momentum

Glaukos now expects full-year 2026 global consolidated net sales of $775 - $785 million, up from its previous guidance of $680 - $700 million. This guidance attempts to take into consideration:

•
Potential growing contributions from Epioxa as commercial launch plans advance and more streamlined access pathways are solidified operationally
•
Potential growing contributions from iDose TR as market access initiatives progress and broader IG initiatives take hold
•
Potential growing contributions from iStent infinite as broader IG initiatives take hold
•
Uncertainties associated with five MAC’s proposed LCDs for iDose TR
•
Combo-cataract MIGS competition globally
•
The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
•
The latest foreign currency exchange spot rates as of our 3Q 2026 earnings call on October 28, 2026
•
Global macroeconomic and geopolitical environment and associated uncertainties, which at this time are difficult to predict

OCTOBER 28, 2026

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

•
iStent® micro-scale surgical devices
•
iDose® sustained-release procedural pharmaceuticals
•
iLink® bio-activated pharmaceuticals
•
iLution™ transdermal pharmaceuticals
•
Retina XR bio-erodible sustained-release pharmaceuticals

OCTOBER 28, 2026

Key R&D and Pipeline Updates

We continue to advance a broad and differentiated clinical pipeline across our five novel therapeutic platforms, encompassing 14 publicly disclosed programs and additional undisclosed assets, supported by a robust portfolio of active clinical and Phase 4 studies. Recent updates in our pipeline include:

iDose Platform Updates

✓
Announced U.S. FDA approval for NDA labeling supplement allowing for unlimited re-administration of iDose TR in patients who maintain a healthy cornea (January 2026)
✓
Advancing Phase 2b/3 clinical program for iDose TREX, our next-generation iDose therapy
o
Initial results of Phase 2a clinical trial demonstrated substantial IOP reductions of 8.6 to 10.8 mmHg through 3 months
✓
Advancing Phase 3b clinical program for iDose TRIO
o
Initial human factors study indicated strong user preference (~90% favorability)
✓
Announced positive topline results from our Phase 4 randomized controlled trial evaluating iDose TR in combination with cataract surgery (October 2026)
o
The study achieved its primary endpoint, demonstrating statistically significant superiority and a clinically meaningful IOP reduction compared to cataract surgery alone, with an 11.1 mmHg mean diurnal IOP reduction and a 3.6 mmHg incrementally superior treatment effect at 3 months
o
Favorable safety profile through three months
✓
Advancing various Phase 4 studies for iDose TR

Exhibit 99.2
OCTOBER 28, 2026

iLink Platform Updates

✓
Announced U.S. FDA approval for Epioxa (Epi-on) (October 2025)
o
Epioxa is a groundbreaking advancement in corneal cross-linking for the treatment of keratoconus, a rare, sight-threatening disease that is currently far too often undiagnosed and untreated
o
Epioxa ushers in a new standard of care for patients
✓
Announced positive three-year extension study results for Epioxa, which demonstrated sustained improvements in corneal shape, meaningful visual acuity gains, and a favorable long-term safety profile following a single treatment (October 2026)
o
Treated eyes achieved a robust and sustained 1.9 diopter (D) improvement in maximum corneal curvature (Kmax) from baseline, reflecting meaningful long-term corneal flattening and stabilization
o
Treated eyes also demonstrated clinically meaningful visual outcomes at year 3, with 29% and 20% of eyes gaining two or more and three or more lines of best-corrected visual acuity from baseline, respectively
o
Favorable safety profile through 3 years
✓
Advancing development of KC screening device to support planned commercialization as we enter 2027
✓
Preparing to commence Phase 3 clinical program for third-generation, customized, tomography-guided iLink therapy in 2027
✓
Advancing Phase 2 clinical trial for iVeena

Exhibit 99.2
OCTOBER 28, 2026

iStent Platform Updates

✓
Completed patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients (4Q 2025)
✓
Announced EU MDR certification for iStent infinite (June 2025)
✓
Completed patient enrollment in 510(k) pivotal study for PRESERFLO™ MicroShunt (July 2026)

iLution Platform Updates

✓
Completed enrollment in Phase 2 clinical trial for iLution™ Blepharitis (2Q 2026)

Retina XR Platform Updates

✓
Announced exclusive license agreement with RevOpsis Therapeutics for RO-104, which was assigned Glaukos development code GLK-901, a first-in-class tri-specific biologic, as well as exclusive rights to the proprietary RevMod platform to discover and develop up to four additional next-generation multi-specific biologics for retinal diseases (October 2026)
✓
Completed patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401) (4Q 2025)

OCTOBER 28, 2026

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study / EU MDR Cert (2025)	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS Approved / US Active IDE Study	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TRIO	Ocular Hypertension - Glaucoma	Phase 3b	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Phase 2b/3	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
Mitosol	Adjunct to Glaucoma Filtration Surgery	FDA Approved	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	FDA Approved (2025)	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
IVMED-80 (iVeena)	Keratoconus	Phase 2	CORNEA
iLinko$_2$n KC Screening Device	Keratoconus	FDA-Registered	CORNEA
iLution Blepharitis	Demodex Blepharitis	Phase 2	CORNEA
iLution Myopia	Progressive Myopia	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
GLK-901 (RevOpsis)	AMD, DME, DR, RVO	Pre-Clinical	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER

OCTOBER 28, 2026

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Third quarter 2026 financial performance summary:

3Q 2026: 88% 3Q 2025: 84% YoY ∆: +385 bps	• Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro and Mobius acquisitions accounting

3Q 2026: $109.7M 3Q 2025: $83.2M YoY ∆: +32%	• (-2%) sequential decrease vs $111.7M in 2Q 2026 • YoY increase primarily reflects commercial and G&A investments globally and new product launch activities

3Q 2026: $48.1M 3Q 2025: $38.1M YoY ∆: +26%	• (-6%) sequential decrease vs $51.3M in 2Q 2026 • YoY increase primarily reflects continued investment in and advancement of R&D programs and clinical trials

3Q 2026: $157.8M 3Q 2025: $121.3M YoY ∆: +30%	• (-3%) sequential decrease vs $163.0M in 2Q 2026

Operating Income (Loss) 3Q 2026 $27.3M 3Q 2025: ($9.3M) Net Income (Loss) 3Q 2026: $28.5M 3Q 2025: ($9.2M) Diluted EPS (Loss) 3Q 2026: $0.47 3Q 2025: ($0.16)

3Q 2026: $2.1M 3Q 2025: $1.6M YoY ∆: +$0.5M	• Capital expenditures reflect normal course spend primarily on business maintenance activities and equipment upgrades

3Q 2026: $339.8M 2Q 2026: $289.3M QoQ ∆: +$50.5M

OCTOBER 28, 2026

Other Important Updates

➢
While we believe our business is increasingly well positioned to deliver sustained cash generation and profitability as we scale, we remind investors that our primary focus remains on maximizing near- and long-term revenue growth and capitalizing on the significant opportunities in front of us. Accordingly, we remain committed to investing strategically across our industry-leading pipeline, commercial infrastructure, and market development initiatives to advance our innovation platforms, expand our addressable markets, and drive sustained top-line growth. We will continue to manage the business thoughtfully, balancing these strategic investments with disciplined expense management, capital allocation, and a focus on operational efficiency. Ultimately, we believe this approach best positions us to bring transformative therapies to patients, strengthen our financial profile, and drive sustainable, substantial long-term growth and shareholder value.
➢
Given the ongoing conversations around tariff and broader geopolitical volatility, we wanted to reiterate that we manufacture and source our products primarily within the U.S., and as such, expect minimal direct exposure to the most recently implemented tariff-related policies. That said, the global tariff environment remains fluid, and more broadly, the current geopolitical backdrop and macroeconomic uncertainties continue to evolve. As such, we will continue to closely monitor these situations given the overall instability in the marketplace and global macroeconomic uncertainties.

OCTOBER 28, 2026

Additional Information

OCTOBER 28, 2026

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR and Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises; supply and/or manufacturing disruptions, including those impacting our principal revenue-producing products, including the risk of recalls or serious safety issues with our products; our ability to achieve or sustain profitability, generate sales of our commercialized products and develop and commercialize additional products; risks associated with our international operations; our ability to meet our customers’ expectations for the quality or delivery of our products; the potential for misuse of our products; our ability to manage our growth and meet customer demand; the success of our acquisitions, collaborations, in licensing agreements, joint ventures, alliances or partnerships with third parties; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; risks related to the implementation of artificial intelligence and machine learning technologies; the availability of net operating loss tax carryforwards; changes to domestic or foreign healthcare laws or trade policies, which could impact our profitability; the high cost of regulatory compliance, including the requirements of participation in federal healthcare programs such as Medicare and Medicaid and regulations for the approval and sale and marketing of our products and of our manufacturing processes; risks related to securing or maintaining adequate coverage or reimbursement by government or third-party payors the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; and our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the SEC on July 29, 2026, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which we expect to file on or before November 9, 2026. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or

OCTOBER 28, 2026

clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure. Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

OCTOBER 28, 2026

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$211,030	$133,537	$547,211	$364,321
Cost of sales	31,164	28,831	98,519	80,043
Gross profit	179,866	104,706	448,692	284,278
Operating expenses:
Selling, general and administrative	130,943	82,999	339,946	237,047
Research and development	48,095	38,072	143,541	106,963
Acquired in-process research and development	-	-	1,500	-
Total operating expenses	179,038	121,071	484,987	344,010
Income (loss) from operations	828	(16,365)	(36,295)	(59,732)
Non-operating income (expense):
Interest income	2,493	2,552	7,203	8,202
Interest expense	(1,087)	(1,175)	(3,671)	(3,489)
Other income (expense), net	87	(1,009)	(1,936)	1,793
Total non-operating income	1,493	368	1,596	6,506
Income (loss) before taxes	2,321	(15,997)	(34,699)	(53,226)
Income tax provision	303	234	1,443	808
Net income (loss)	$2,018	$(16,231)	$(36,142)	$(54,034)

Basic net income (loss) per share	$0.03	$(0.28)	$(0.62)	$(0.95)
Diluted net income (loss) per share	$0.03	$(0.28)	$(0.62)	$(0.95)

Weighted-average shares outstanding used to compute basic net income (loss) per share	59,105	57,398	58,651	57,083
Weighted-average shares outstanding used to compute diluted net income (loss) per share	61,196	57,398	58,651	57,083

OCTOBER 28, 2026

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,327	$90,813
Short-term investments	174,372	187,947
Accounts receivable, net	150,004	108,608
Inventory	61,032	63,564
Prepaid expenses and other current assets	31,915	24,052
Total current assets	579,650	474,984
Restricted cash	3,115	3,834
Property and equipment, net	112,068	113,253
Operating lease right-of-use asset	30,795	31,527
Finance lease right-of-use asset	37,594	39,404
Intangible assets, net	121,261	141,916
Goodwill	66,710	66,710
Deposits and other assets	28,336	21,859
Total assets	$979,529	$893,487
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$24,407	$24,624
Accrued liabilities	102,319	76,651
Total current liabilities	126,726	101,275
Operating lease liability	35,057	35,767
Finance lease liability	66,926	68,109
Deferred tax liability, net	441	441
Other liabilities	33,105	31,740
Total liabilities	262,255	237,332
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 59,196 and 57,539 shares issued and 59,168 and 57,511 shares outstanding at September 30, 2026 and December 31, 2025, respectively	59	58
Additional paid-in capital	1,684,829	1,586,056
Accumulated other comprehensive income	1,790	3,303
Accumulated deficit	(969,272)	(933,130)
Less treasury stock (28 shares as of September 30, 2026 and December 31, 2025)	(132)	(132)
Total stockholders' equity	717,274	656,155
Total liabilities and stockholders' equity	$979,529	$893,487

OCTOBER 28, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2026				Q3 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$31,164	$(5,274)	(A)	$25,890	$28,831	$(7,310)	(A)(B)	$21,521
Gross Margin	85.2%	2.5%		87.7%	78.4%	5.5%		83.9%

Operating expenses:
Selling, general and administrative	$130,943	$(21,219)	(C)(D)	$109,724	$82,999	$243	(D)	$83,242
Income (loss) from operations	$828	$26,493		$27,321	$(16,365)	$7,067		$(9,298)
Net income (loss)	$2,018	$26,493	(E)	$28,511	$(16,231)	$7,067	(E)	$(9,164)
Basic net income (loss) per share	$0.03	$0.45		$0.48	$(0.28)	$0.12		$(0.16)
Diluted net income (loss) per share	$0.03	$0.44		$0.47	$(0.28)	$0.12		$(0.16)

Weighted-average shares outstanding used to compute basic net income (loss) per share	59,105			59,105	57,398			57,398
Weighted-average shares outstanding used to compute diluted net income (loss) per share	61,196			61,196	57,398			57,398

(A)

•
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $4.8 million in Q3 2026 and $5.5 million in Q3 2025.
•
Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million in Q3 2026 and Q3 2025, respectively.

(B)

•
Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.

(C)

•
Expenses of $5.9 million related to the Company’s trade secrets litigation and other litigation matters.
•
Expense of $14.1 million related to the resolution agreement with the Regents of the University of California.
•
Expenses of $0.8 million associated with the integration of a major system.

(D)

•
Mobius contingent consideration fair value adjustments of $0.4 million in Q3 2026 and ($0.2) million in Q3 2025.

(E)

•
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

OCTOBER 28, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2026				Year-to-Date Q3 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$98,519	$(19,222)	(A)	$79,297	$80,043	$(18,597)	(A)(B)	$61,446
Gross Margin	82.0%	3.5%		85.5%	78.0%	5.1%		83.1%

Operating expenses:
Selling, general and administrative	$339,946	$(26,316)	(C)(D)	$313,630	$237,047	$(52)	(D)	$236,995
(Loss) income from operations	$(36,295)	$45,538		$9,243	$(59,732)	$18,649		$(41,083)

Non-operating income (expense):
Interest expense	$(3,671)	$369	(E)	$(3,302)	$(3,489)	$-		$(3,489)
Net (loss) income	$(36,142)	$45,907	(F)	$9,765	$(54,034)	$18,649	(F)	$(35,385)
Basic net (loss) income per share	$(0.62)	$0.79		$0.17	$(0.95)	$0.33		$(0.62)
Diluted net (loss) income per share	$(0.62)	$0.78		$0.16	$(0.95)	$0.33		$(0.62)

Weighted-average shares outstanding used to compute basic net income (loss) per share	58,651			58,651	57,083			57,083
Weighted-average shares outstanding used to compute diluted net income (loss) per share (G)	58,651			60,598	57,083			57,083

(A)

•
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $17.8 million year-to-date Q3 2026 and $16.6 million year-to-date Q3 2025.
•
Mobius acquisition-related amortization expense of developed intellectual property of $1.5 million year-to-date Q3 2026 and $0.7 million year-to-date Q3 2025.

(B)

•
Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.

(C)

•
Expenses of $9.9 million related to the Company’s trade secrets litigation and other litigation matters.
•
Expense of $14.1 million related to the resolution agreement with the Regents of the University of California.
•
Expenses of $1.2 million associated with the integration of a major system.
•
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.

(D)

•
Mobius contingent consideration fair value adjustments of $0.4 million year-to-date Q3 2026 and ($0.2) million year-to-date Q3 2025.
•
Mobius acquisition-related transaction expense of $0.3 million year-to-date Q3 2025.

(E)

•
Interest expense related to the untimely payment of prior period payroll withholdings.

(F)

•
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

(G)

•
Year-to-date Q3 2026 non-GAAP diluted weighted-average shares reflect the dilution effect from outstanding stock options, unvested restricted stock units, performance-based equity awards, and employee stock purchase program option shares under the treasury stock method.

OCTOBER 28, 2026

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2026	3Q 2025	2Q 2026	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$33,356	$29,443	$36,631	13.3%	14.6%	(1.3%)	(8.9%)	(8.4%)	(0.5%)
Total Net Sales	$211,030	$133,537	$185,610	58.0%	58.3%	(0.3%)	13.7%	13.8%	(0.1%)

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.